UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2488594
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.25% Series D Cumulative Preferred Stock, par value $0.01 per share	The New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-223799

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.25% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) of Braemar Hotels & Resorts Inc. (the “Registrant”), is set forth under the captions “Description of the Series D Preferred Stock” and “Additional Federal Income Tax Considerations” in the Registrant’s prospectus supplement dated November 13, 2018 and under the captions “Description of Preferred Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Material Federal Income Tax Considerations” in the Registrant’s base prospectus dated May 17, 2018, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-223799), as amended, declared effective on May 17, 2018 by the Securities and Exchange Commission (the “SEC”). The summary descriptions of the Series D Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description

1

Prospectus filed under the Securities Act, which forms a part of the Registration Statement on Form S-3 (No. 333-223799), declared effective by the SEC on May 17, 2018 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on November 15, 2018 (incorporated herein by reference).

3	Articles of Amendment and Restatement, as amended by Articles of Amendment (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

4	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 14, 2018).

5

Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock, dated December 4, 2015 (incorporated by reference to Exhibit 3.5 of the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

6

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock, dated April 27, 2016 (incorporated by reference to Exhibit 3.7 of the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

7

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock, dated March 3, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on March 7, 2017).

8	Articles Supplementary for the Series C Preferred Stock, dated February 1, 2016 (incorporated by reference to Exhibit 3.6 of the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

9

Preemptive Rights Agreement, dated December 4, 2015, by and among the Registrant and the holders of Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed on December 10, 2015).

Exhibit Number	Description

10	Articles Supplementary for 8.25% Series D Cumulative Preferred Stock, dated November 19, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, filed on November 19, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2018

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1

Prospectus filed under the Securities Act, which forms a part of the Registration Statement on Form S-3 (No. 333-223799), declared effective by the SEC on May 17, 2018 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on November 15, 2018 (incorporated herein by reference).

3	Articles of Amendment and Restatement, as amended by Articles of Amendment (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

4	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 14, 2018).

5

Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock, dated December 4, 2015 (incorporated by reference to Exhibit 3.5 of the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

6

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock, dated April 27, 2016 (incorporated by reference to Exhibit 3.7 of the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

7

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock, dated March 3, 2017 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on March 7, 2017).

8	Articles Supplementary for the Series C Preferred Stock, dated February 1, 2016 (incorporated by reference to Exhibit 3.6 of the Registrant’s Current Report on Form 8-K, filed on April 29, 2016).

9

Preemptive Rights Agreement, dated December 4, 2015, by and among the Registrant and the holders of Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed on December 10, 2015).

10	Articles Supplementary for 8.25% Series D Cumulative Preferred Stock, dated November 19, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K, filed on November 19, 2018).